Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Lyntris Inc., of our report dated June 9, 2026 on the December 31, 2024 consolidated financial statements of TCFII NHT LLC, a consolidated subsidiary of Lyntris Inc., appearing in Amendment No. 3 to the Registration Statement on Form S-1 of Lyntris Inc. (File No. 333-297657) filed on August 12, 2026 and related Final Prospectus dated as of August 18, 2026, which are incorporated by reference in this Registration Statement on Form S-8.

/s/ Crowe LLP

Crowe LLP

Dallas, Texas

August 20, 2026